UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MICROSOFT CORPORATION

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MICROSOFT CORPORATION

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[The following materials were distributed to certain investors in connection with Proposals 2 and 3 to amend the company’s stock plans appearing in the proxy statement related to Microsoft’s Annual Meeting of Shareholders scheduled for November 11, 2003. Please read the entire proxy statement, filed with the SEC on September 18, 2003, for a discussion of the proposed amendments to the plans and the other agenda items.]

October     , 2003

[address]

Dear [name]:

In July, Microsoft announced some important changes to its equity compensation program by beginning to grant stock awards (i.e. restricted stock units) rather than employee stock options. At that time we also announced that we would begin recording equity compensation expense under SFAS 123 beginning in fiscal year 2004.

In the 2003 Proxy Statement, which was mailed on September 29, 2003, we are asking shareholders to approve amendments to the 2001 Stock Plan and the 1999 Stock Option Plan for Non-employee Directors that will allow the Company to continue implementing the important changes that we announced to our employee compensation plan in July and allow us to begin granting stock awards to our non-employee directors. Without shareholder approval, we will not be able to make future grants of stock awards to employees or non-employee directors as we have planned.

The proposed amendments would reduce the total number of shares that could be issued under the current stock plans and would allow the Company to use shares previously approved for stock option grants as stock awards, in keeping with our new compensation model.

We are looking forward to discussing our 2003 proxy proposals with you. Please find enclosed the following:

•	A brief summary of the Proposal for Approval of Amendments to the 2001 Stock Plan
•	A copy of the 2003 Proxy Statement
•	A copy of the 2003 Annual Report (Form 10K)

We believe our new compensation plan is good for employees, good for shareholders, and good for the Company. The new plan will allow us to attract and retain top talent and will better align shareholder and employee interests by making employees shareholders. The new compensation plan is another important step in an ongoing evolution of Microsoft’s business processes and strategy to position the Company for long-term growth and success. We hope you agree and will show your support by recommending a vote “for” the amendments set forth as Proposals 2 and 3 in the 2003 Proxy Statement.

I will be following up with a phone call to you within the next week to answer any questions that you may have. We would be happy to schedule time for our team to discuss with you the proposals and the important changes we have made to our equity compensation programs over the past few months. In the meantime, please feel free to contact me at (425) 705-5915 or curtan@microsoft.com should you have any questions or concerns.

Sincerely,

Curt Anderson

Sr. Director Investor Relations

Proposal for Approval of Amendment to

2001 Stock Plan (Proxy Proposal #2)

Fact Sheet

October 2003

Proposal for approval of amendment to

2001 Stock Plan (Proxy Proposal #2)

•	Amendment to the 2001 Stock Plan

—	Decrease the maximum number of shares issuable under the stock plan by 100 million shares

—	Remove limit on the number of stock awards issuable under the stock plan

—	Provide that options transferred to a third party, pursuant to an options transfer program, are permanently removed from the pool of shares available for issuance

Approval of the amendment will allow Microsoft

to continue to grant stock awards beyond fiscal

year 2003.

Permanent reduction in shares available for issuance

	Shares Assuming Proposal Approved					Shares post Option Transfer Program
(shares, in millions)	Old	Proposal #2		New		@20%	@50%	@75%	@100%
Issued
Options	1,549			1,549		1,549	1,549	1,549	1,549
Other	75			75		75	75	75	75
Shares transferred under Option Transfer Program(3)						(125)	(312)	(468)	(624)

Total issued	1,624			1,624		1,449	1,312	1,156	1,000

Available for Issue
Stock awards+Options*	866	(100	)(1)	766		766	766	766	766
Available for SAs	80			766	(2)	766	766	766	766

1) Proxy proposal #2 results in a 100 million unit permanent reduction of shares available for issuance units.

2) Shares within total pool made available for Stock Awards. #2 removes restrictions on the number of shares available for issuance as stock.

3) Under the terms of the Options Transfer Program, shares underlying the transferred stock options shall not be available under re- grant under the Stock Plan regardless of whether the transferred stock options are exercised or expire without exercise.

Proxy proposal #2 could reduce total shares now available for issuance by

100 million shares to 766 million shares.

Proposed Option Transfer Program could reduce total shares available for issuance in the future by an approximate additional 624 million shares.**

*	1,058 million shares, noted on page 21 of the 2003 Proxy Statement, reduced by 192 million shares remaining available under the 2003 Employee Stock Purchase Plan.
**Actual	share reduction depends on the participation rate in the proposed Option Transfer Program.

Proposal Timeline

•	June 12, 2003—Board voted to increase the number of stock awards that may be issued under the 2001 Stock Plan making the 2003 stock award grant possible.

•	July 8, 2003—Announcement of intent to use Stock Awards in place of ESOs and adoption of SFAS 123

•	September 11, 2003—Board voted, subject to shareholder approval, to (1) remove the limit on the number of stock awards that can be issued under the 2001 Stock Plan and (2) reduce the total number of shares available for grant under the plan by 100 million shares. Removal of the limit will allow Microsoft to continue granting stock awards in the future.

•	September 2003—first annual grant of stock awards (in connection with 2003 annual review)

•	November 2003—seeking shareholder approval of the September 11 Board action.

Stock Award Program Specifics

•	Expensing equity compensation under SFAS123.

•	RSUs—Right to receive shares of stock in the future based on 5 year vesting schedule

•	Majority of employees eligible to receive stock awards

•	Issue fewer stock awards than options

•	Portion of total equity compensation for top 600 managers subject to 3-year performance objectives

–	# of new customers

–	Satisfaction of customers

Stock Award Program—Benefits

•	Benefits to employees

–	More predictable equity compensation

–	Better chance for ownership

•	Benefits to shareholders

–	Grant fewer equity units than options

–	Greater likelihood employees become shareholders

–	Equity compensation linked to performance benchmarks for top 600 senior leaders

–	Permanent reduction in overall pool of equity available to employees (proxy proposal #2)